Exhibit 99.1

Archaea Energy Inc. Reports Third Quarter 2021 Results and Provides Full Year 2021 Combined Guidance

HOUSTON, TX--(BUSINESS WIRE)-- Archaea Energy Inc. (“Archaea” or “the Company”) (NYSE: LFG), an industry-leading renewable natural gas (“RNG”) company, today announced financial and operating results for the third quarter 2021.

THIRD QUARTER AND RECENT HIGHLIGHTS

●	Closed the previously announced business combinations with Archaea Energy LLC and Aria Energy LLC (“Aria”) on September 15, 2021 (the “Closing Date”) and our Class A common stock began trading on the NYSE under the symbol “LFG” on September 16, 2021.

●	Produced a combined[1] 1.43 million and 4.19 million MMBtu of RNG for the three and nine months ended September 30, 2021, respectively, and 175 thousand and 703 thousand[2] MWh of electricity for the three and nine months ended September 30, 2021, respectively.

●	Generated a combined[1] net loss[3] of $21.9 million and net income[3] of $52.7 million for the three and nine months ended September 30, 2021, respectively. Generated combined Adjusted EBITDA[4] of $22.3 million and $59.8 million for the three and nine months ended September 30, 2021, respectively.

●	Announced full year 2021 combined RNG production guidance of approximately 5.4 million MMBtu and full year 2021 combined Adjusted EBITDA guidance[5] of $72.5–77.5 million, and expect to announce full year 2022 guidance in the first quarter 2022.

●	Construction at Project Assai, which is expected to be the largest RNG facility in the world when completed, is progressing on schedule and within budget; late-stage commissioning activities are underway and the facility is expected to become operational in the first quarter 2022.

●	Entered into a 21-year, fixed-fee RNG purchase and sale agreement with NW Natural Gas Company (“NW Natural”), a subsidiary of NW Natural Holdings (NYSE: NWN), for the sale of Environmental Attributes[6] related to up to one million MMBtu of RNG annually, beginning in 2022 and ramping up to the full annual quantity in 2025.

●	Added five new landfill sites to our extensive backlog of high-quality RNG development projects, comprised of one greenfield RNG project and four landfill gas to electric conversion projects, bringing our total portfolio of development opportunities to approximately 35, inclusive of new builds, electric conversions, and optimization opportunities.

CEO COMMENTARY

“I am pleased to report Archaea’s inaugural quarterly results as a public company today,” said Nick Stork, Archaea’s Chief Executive Officer and co-founder of Archaea Energy LLC. “In the short period of time since the closing of our business combinations, we have made great strides integrating the teams and assets, identifying opportunities for optimizing existing assets beyond our initial expectations, and advancing our long-term strategic objectives.”

“On project development, the excellent progress on Project Assai reinforces our confidence in developing our backlog of RNG projects on time and on budget. We recently added five new projects to our extensive backlog and we’re in active discussions with leading landfill owners and operators about doing more. On the commercial front, we continue to see great opportunities to add blue-chip customers that share our commitment to the environment and the unique role that Archaea’s RNG serves in the low carbon future, and we’re pleased to welcome NW Natural as one of our newest key customers with a 21-year, fixed-fee RNG purchase agreement beginning in 2022 and ramping up to one million MMBtu per year in 2025.”

“On the technology side, we’ve made excellent progress finalizing the Archaea V1 plant design, which will meaningfully improve upon our leading cost and development timelines by vertically integrating key components and standardizing design specifications for different RNG plant sizes. We’ve already begun procuring the key parts, materials, and infrastructure for the V1 modules and we expect to begin installing these RNG units at our new sites beginning in the second half of 2022. The V1 design is expected to unlock the development potential for lower flow sites and, when paired with our development success at large-flow sites like Assai, firmly positions Archaea as the landfill developer of choice for landfills of all sizes. We’re off to a great start as a public company, and we’re going to use this momentum to our advantage.”

2021 FULL YEAR GUIDANCE

We have provided the following financial and operational guidance for full year 2021 on a combined basis. All guidance is current as of the published date and is subject to change.

Full Year 2021
Combined RNG Production (million MMBtu)	5.4
Combined Adjusted EBITDA[5] ($ millions)	$72.5 – $ 77.5

We expect to provide guidance with respect to fiscal year 2022 in the first quarter of 2022.

SUMMARY AND REVIEW OF FINANCIAL RESULTS

The following results are presented on a combined1 basis. Please see the “Notes Regarding Financial Statement Presentation” and “Reconciliation of Non-GAAP Measures” sections of this release and the Archaea Energy Inc. Form 10-Q for the quarter ended September 30, 2021 filed with the Securities and Exchange Commission for additional details.

	Combined Basis
($ in thousands)	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021
Revenue	$46,974	$136,357
Equity Investment Income, Net	$7,330	$20,656
Net Income (Loss)[3]	$(21,875)	$52,750
Adjusted EBITDA[4]	$22,291	$59,804

RNG Produced (MMBtu)	1,425,080	4,189,550
Electricity Produced (MWh)[2]	175,230	703,278

Combined RNG production for the three and nine months ended September 30, 2021 was positively impacted by production from our Boyd County facility, which became operational in April 2021. Combined electricity production for the three and nine months ended September 30, 2021 was positively impacted by the acquisition of PEI Power LLC (“PEI”) in April 2021.

Combined revenues and equity investment income for the three and nine months ended September 30, 2021 were positively impacted by strong market pricing of Environmental Attributes, natural gas, and power.

Combined net loss for the three months ended September 30, 2021 was primarily driven by non-recurring costs, loss from change in fair value of derivatives, and increased general and administrative expenses related to scaling headcount for the future growth of our business and as a result of operating as a public company, partially offset by strong market pricing. Combined net income for the nine months ended September 30, 2021 was positively impacted by non-recurring gains related to the sale of LES Project Holdings LLC (“LESPH”), including a gain on the extinguishment of debt in the amount of $61.4 million and a gain on the disposal of assets in the amount of $1.3 million, as well as strong market pricing, partially offset by non-recurring costs, loss from change in fair value of derivatives, and increased general and administrative expenses.

Combined non-recurring costs, which primarily consisted of transaction costs related to our business combinations, totaled approximately $19.2 and $22.4 million for the three and nine months ended September 30, 2021, respectively.

Adjusted EBITDA for the three and nine months ended September 30, 2021 was positively impacted by strong market pricing and negatively impacted by increased general and administrative expenses as described above. Adjusted EBITDA for the three and nine months ended September 30, 2021 was in line with management expectations.

Capital Investments

Cash used in investing activities, excluding the acquisition of Aria, totaled $134.8 million on a combined basis for the nine months ended September 30, 2021. We had combined purchases of property, plant and equipment of $90.5 million, primarily related to the development of Project Assai and our Boyd County RNG facility. We acquired PEI Power LLC for $31.5 million and contributed $12.5 million into our equity method investments on a combined basis.

BUSINESS COMBINATIONS

We closed our previously announced business combinations with Archaea Energy LLC and Aria Energy LLC on September 15, 2021, with more than 99% of the votes cast on the business combination proposals at a special meeting of stockholders (the “Special Meeting”) in favor of approving the business combinations. Stockholders also voted to approve all other proposals presented at the Special Meeting and elected to redeem less than 0.2% of outstanding shares of Class A common stock at the time of the Special Meeting. Concurrent with the completion of the business combinations, the Company changed its name from Rice Acquisition Corp. (“RAC”) to Archaea Energy Inc., and our Class A common stock began trading on the NYSE under the symbol “LFG” on September 16, 2021.

CAPITAL STRUCTURE AND LIQUIDITY

On the Closing Date, we received $236.9 million in gross cash proceeds from RAC.

On the Closing Date, we issued approximately 29.2 million shares of Class A common stock and 250,000 warrants (each warrant exercisable for one share of Class A common stock at a price of $11.50) for gross consideration of $300 million under a PIPE financing. We also entered into a $470 million Revolving Credit and Term Loan Agreement with a syndicate of lenders, providing for a senior secured revolving credit facility with an initial commitment of $250 million and a senior secured term loan credit facility with an initial commitment of $220 million. As of September 30, 2021, there were outstanding borrowings of $220 million under the term loan credit facility, and letters of credit totaling $14.7 million issued and no outstanding borrowings under the revolving credit facility.

On the Closing Date, we repaid certain Archaea Energy LLC and all Aria debt, including (i) a syndicated senior secured term loan and revolving credit facility, (ii) a line of credit with Comerica Bank, (iii) promissory notes with certain lenders, including related parties to the Company, (iv) loans related to the Boyd County credit agreement with Comerica Bank, (v) a promissory note payable to Noble Environmental, Inc. in connection with Noble’s guaranty of the Boyd County debt, and (vi) an equipment financing loan.

On the Closing Date, cash of $377.1 million was paid to Aria holders, and Aria holders received 23.0 million Opco Class A units and 23.0 million shares of Class B common stock7. Archaea Energy LLC holders received 33.4 million newly issued Opco Class A units and 33.4 million shares of newly issued Class B common stock7.

As of September 30, 2021, our consolidated liquidity position was over $400 million, consisting of cash and cash equivalents of $153.6 million, restricted cash of $17.2 million, and, after taking into consideration our outstanding letters of credit, $235.3 million of available borrowing capacity under our revolving credit facility.

In November 2021, we issued a notice to warrant holders to redeem the approximately 11.9 million outstanding public warrants and 250 thousand warrants that were issued in a private placement simultaneously with the consummation of the business combinations. Holders may exercise their warrants to purchase shares of our Class A common stock on a cash or cashless basis through December 6, 2021. To minimize dilution to our existing stockholders as a result of warrant exercises, we also entered into an agreement to use any cash proceeds received from exercises of our warrants to repurchase shares of Class A common stock from Aria Renewable Energy Systems LLC, which received shares on the Closing Date related to its ownership interest in Aria, at a price of $17.65 per share. Additional details are available in the Form 8-K filed by the Company with the SEC on November 4, 2021.

THIRD QUARTER 2021 CONFERENCE CALL AND WEBCAST

We will host a conference call to discuss our financial and operating results for third quarter 2021 on Tuesday, November 16, 2021 at 11 a.m. Eastern time / 10 a.m. Central time. A listen-only webcast of the call and an accompanying slide presentation may be accessed through our website at www.archaeaenergy.com. After completion of the webcast, a replay will be available for 12 months on our website.

1. The Company’s results included elsewhere in this release include only the results of Archaea Energy LLC prior to the business combinations closing on September 15, 2021 and the results of the combined Company for the period from September 15 to September 30, 2021, which includes the operations of Archaea Energy LLC and Aria Energy LLC (“Aria”). Company results prior to the business combination date do not include Aria’s results. Aria’s financial information through September 14, 2021 is also presented elsewhere in this release. The Company has presented certain specified financial results on a “combined basis” as it believes it provides more meaningful information to investors. Financial information presented on a “combined basis” is the sum of the historical financial results of the Company for the full period shown and Aria for periods prior to the business combinations closing date, but only includes the impact of purchase accounting as of September 15, 2021. Please see the “Notes Regarding Financial Statement Presentation” and “Reconciliation of Non-GAAP Measures” sections of this release and the Archaea Energy Inc. Form 10-Q for the quarter ended September 30, 2021 filed with the Securities and Exchange Commission for additional details.

2. Electricity production for the nine months ended September 30, 2021 includes production of 203,276 MWh from LES Project Holdings, LLC (“LESPH”) assets, which were sold by Aria on June 10, 2021.

3. Combined net income (loss) as shown herein is before net income (loss) attributable to noncontrolling interest. For information regarding net income (loss) attributable to Class A common stock, please see the Condensed Consolidated Statement of Operations included in this release.

4. Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for further details.

5. A reconciliation of expected full year 2021 combined Adjusted EBITDA to net income (loss), the closest U.S. GAAP financial measure, cannot be provided without unreasonable efforts due to the inherent difficulty in quantifying certain amounts, including changes in fair value of warrant derivatives, due to a variety of factors including the unpredictability of underlying price movements, which may be significant.

6. Environmental Attributes refer to federal, state, and local government incentives in the United States, provided in the form of Renewable Identification Numbers, Renewable Energy Credits, Lower Carbon Fuel Standard credits, rebates, tax credits, and other incentives to end users, distributors, system integrators and manufacturers of renewable energy projects, that promote the use of renewable energy.

7. The Company has retained its “Up-C” structure, whereby all of the equity interests in Aria and Archaea Energy LLC (together with its subsidiaries, “Legacy Archaea”) are indirectly held by LFG Acquisition Holdings LLC (“Opco”) and the Company’s only assets are its equity interests in Opco. The Up-C structure allows the Legacy Archaea holders, the Aria holders, and Rice Acquisition Sponsor LLC to retain their equity ownership through Opco, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of Opco Class A Units, and provides potential future tax benefits for the Company when those holders of Class A Opco Units ultimately exchange their Class A Opco Units and shares of the Company’s Class B Common Stock for shares of Class A Common Stock in the Company. Opco is considered a variable interest entity for accounting purposes, and the Company, as the sole managing member of Opco, is considered the primary beneficiary. As such, the Company consolidates Opco, and the unitholders that hold economic interest directly at Opco are presented as noncontrolling interests in the Company’s financial statements.

ABOUT ARCHAEA

Archaea Energy Inc. is one of the largest RNG producers in the U.S., with an industry-leading platform and expertise in developing, constructing, and operating RNG facilities to capture waste emissions and convert them into low carbon fuel. Archaea’s innovative, technology-driven approach is backed by significant gas processing expertise, enabling Archaea to deliver RNG projects that are expected to have higher uptime and efficiency, faster project timelines, and lower development costs. Archaea partners with landfill and farm owners to help them transform potential sources of emissions into RNG, transforming their facilities into renewable energy centers. Archaea’s differentiated commercial strategy is focused on long-term contracts that provide commercial partners a reliable, non-intermittent, sustainable decarbonizing solution to displace fossil fuels.

Additional information is available at www.archaeaenergy.com.

ARCHAEA CONTACTS

Investors and Media

Megan Light

mlight@archaea.energy

346-439-7589

USE OF NON-GAAP FINANCIAL MEASURES

In addition to disclosing financial statements in accordance with U.S. GAAP, this press release contains non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure that we use to facilitate comparisons of operating performance across periods. Non-GAAP measures should be viewed as a supplement to and not a substitute for our U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.

Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under U.S. GAAP and should be evaluated only on a supplementary basis.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “anticipate,” “estimate,” “could,” “would,” “should,” “will,” “may,” “forecast,” “approximate,” “expect,” “project,” “intend,” “plan,” “believe” and other similar words. Forward-looking statements may relate to expectations for future financial performance, business strategies or expectations for Archaea’s business. Specifically, forward-looking statements may include statements concerning market conditions and trends, earnings, performance, strategies, prospects and other aspects of Archaea’s business. Forward looking statements are based on current expectations, estimates, projections, targets, opinions and/or beliefs of Archaea, and such statements involve known and unknown risks, uncertainties and other factors.

The risks and uncertainties that could cause those actual results to differ materially from those expressed or implied by these forward looking statements include, but are not limited to: (a) the ability to recognize the anticipated benefits of the business combinations and any transactions contemplated thereby, which may be affected by, among other things, competition, the ability of Archaea to grow and manage growth profitably and retain its management and key employees; (b) the possibility that Archaea may be adversely affected by other economic, business and/or competitive factors; (c) Archaea’s ability to develop and operate new projects; (d) the reduction or elimination of government economic incentives to the renewable energy market; (e) delays in acquisition, financing, construction and development of new projects; (f) the length of development cycles for new projects, including the design and construction processes for Archaea’s projects; (g) Archaea’s ability to identify suitable locations for new projects; (h) Archaea’s dependence on landfill operators; (i) existing regulations and changes to regulations and policies that affect Archaea’s operations; (j) decline in public acceptance and support of renewable energy development and projects; (k) demand for renewable energy not being sustained; (l) impacts of climate change, changing weather patterns and conditions, and natural disasters; (m) the ability to secure necessary governmental and regulatory approvals; (n) the Company’s expansion into new business lines; and (o) other risks and uncertainties indicated in the Registration Statement on Form S-1 (File No. 333-260094), originally filed by Archaea with the SEC on October 6, 2021, as subsequently amended on October 18, 2021 and declared effective by the SEC on October 21, 2021, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by Archaea.

Accordingly, forward-looking statements should not be relied upon as representing Archaea’s views as of any subsequent date. Archaea does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

(Financial Tables and Supplementary Information Follow)

Notes Regarding Presentation of Financial Information

Basis of Presentation

The Archaea Energy LLC merger with RAC was accounted for as a reverse recapitalization with Archaea Energy LLC and its subsidiaries (“Legacy Archaea”) deemed the accounting acquirer, and therefore, there was no step-up to fair value of any RAC assets or liabilities and no goodwill or other intangible assets were recorded. Legacy Archaea is considered the accounting acquirer of the business combinations because the members of Legacy Archaea immediately prior to the closing of the business combination (“Legacy Archaea Holders”) have the largest portion of the voting power of the Company and Legacy Archaea’s senior management comprise the majority of the executive management of the Company. Additionally, Legacy Archaea Holders appointed the majority of board members exclusive of the independent board members.

The Aria merger with RAC was accounted for as a reverse capitalization with Legacy Archaea deemed the accounting acquirer, and therefore, there was no step-up to fair value of any RAC assets or liabilities and no goodwill or other intangible assets were recorded. The Aria merger was accounted for using the acquisition method of accounting with Aria deemed to be the acquiree for accounting purposes. The Company also determined that Aria is the Company’s predecessor and therefore has included the historical financial statements of Aria as predecessor. The Company recorded the fair value of the net assets acquired and liabilities assumed from Aria as of September 15, 2021, the Closing Date, and goodwill was recorded. Certain data to complete the purchase price allocation is not yet available, including but not limited to final appraisals of certain assets acquired and liabilities assumed. The Company will finalize the purchase price allocation during the 12-month period following the Closing Date, during which time the estimated fair value of the assets and liabilities may be revised as appropriate.

Principles of Consolidation

The consolidated condensed financial statements of Archaea include the assets, liabilities and results of operations of the Company and its consolidated subsidiaries beginning on September 15, 2021. The consolidated assets, liabilities and results of operations prior to the September 15, 2021 reverse recapitalization are those of Legacy Archaea, the accounting acquirer.

Predecessor Financial Statements

Since Aria is the predecessor to the Company, its consolidated statements of operations for the periods from July 1 to September 14, 2021, January 1 to September 14, 2021, and the three months and nine months ended September 30, 2020, and the consolidated balance sheet as of December 31, 2020 have been included for comparative purposes.

ARCHAEA ENERGY INC.

Consolidated Condensed Statements of Operations(1)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except shares and per share data)	2021	2020	2021	2020
Revenues and Other Income
Energy revenue	$10,916	$—	$13,975	$—
Other revenue	865	1,904	4,588	4,496
Amortization of intangibles and below-market contracts	205	—	205	—
Total Revenue and Other Income	$11,986	$1,904	$18,768	$4,496
Equity Investment Income, Net	879	—	879	—
Cost of Operations
Cost of energy	9,478	52	12,625	87
Cost of other revenues	615	1,202	2,976	2,490
Depreciation, amortization and accretion	3,142	34	4,077	101
Total Cost of Operations	13,235	1,288	19,678	2,678
General and administrative expenses	9,053	1,205	20,097	3,652
Operating Income (Loss)	$(9,423)	$(589)	$(20,128)	$(1,834)
Other Income (Expense)
Interest expense, net	(1,586)	—	(1,606)	—
Gain (loss) on derivative contracts	(10,413)	—	(10,413)	—
Other income (expense)	81	(13)	377	15
Total Other Income (Expense)	(11,918)	(13)	(11,642)	15
Income (Loss) Before Income Taxes	(21,341)	(602)	(31,770)	(1,819)
Income tax benefit	—	—	—	—
Net Income (Loss)	(21,341)	(602)	(31,770)	(1,819)
Net income (loss) attributable to nonredeemable noncontrolling interests	(335)	258	(589)	386
Net income (loss) attributable to Legacy Archaea	(5,733)	(860)	(15,908)	(2,205)
Net income (loss) attributable to redeemable noncontrolling interests	(8,262)	—	(8,262)	—
Net Income (Loss) Attributable to Class A Common Stock	$(7,011)	$—	$(7,011)	$—
Net income (loss) per Class A common share:
Net income (loss) – basic (2)	$(0.13)	$—	$(0.13)	$—
Net income (loss) – diluted (2)	$(0.13)	$—	$(0.13)	$—
Weighted average shares of Class A Common Stock outstanding:
Basic (2)	52,847,195	—	52,847,195	—
Diluted (2)	52,847,195	—	52,847,195	—

(1)	Please refer to the Archaea Energy Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the Securities and Exchange Commission, for the accompanying notes to the financial statements. The accompanying notes are an integral part of these consolidated financial statements.

(2)	Class A Common Stock is outstanding beginning September 15, 2021 due to the reverse recapitalization transaction as described in Note 4 to the financial statements included in the Archaea Energy Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the Securities and Exchange Commission.

ARCHAEA ENERGY INC.

Consolidated Condensed Balance Sheets(1)

(Unaudited)

(in thousands, except shares and per share data)	September 30, 2021	December 31, 2020
ASSETS
Current Assets
Cash and cash equivalents	$153,644	$1,496
Restricted cash	17,156	—
Accounts receivable, net	30,244	1,780
Inventory	9,285	—
Prepaid expenses and other current assets	29,311	4,730
Total Current Assets	$239,640	$8,006
Property, plant and equipment, net	281,610	52,368
Intangible assets, net	592,123	8,693
Goodwill	27,011	2,754
Equity method investments	237,265	—
Other non-current assets	9,596	2,460
Total Assets	$1,387,245	$74,281

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable - trade	$3,630	$14,845
Current portion of long-term debt, net	8,546	1,302
Accrued and other current liabilities	21,587	8,270
Total Current Liabilities	33,763	24,417
Long-term debt, net	329,254	14,773
Derivative liabilities	160,630	—
Below-market contracts	108,392	—
Asset retirement obligations	3,904	306
Other long-term liabilities	8,009	3,294
Total Liabilities	$643,952	$42,790
Commitments and Contingencies
Redeemable Noncontrolling Interests	1,179,616	—
Equity
Members’ Equity	—	34,930
Members’ Accumulated Deficit	—	(4,156)
Stockholders’ Equity
Preferred stock, $0.0001 par value; 10,000,000 authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 900,000,000 shares authorized; 52,847,195 shares and no shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	5	—
Class B common stock, $0.0001 par value; 190,000,000 shares authorized; 62,281,735 shares and no shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	6	—
Additional paid in capital	—	—
Accumulated deficit	(436,461)	—
Total Stockholders’ Equity	(436,450)	—
Nonredeemable noncontrolling interests	127	717
Total Equity	(436,323)	31,491
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,387,245	$74,281

(1)	Please refer to the Archaea Energy Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the Securities and Exchange Commission for the accompanying notes to the financial statements. The accompanying notes are an integral part of these consolidated financial statements.

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)

Consolidated Condensed Statement of Operations(1)

(Unaudited)

(in thousands)	July 1 to September 14, 2021	July 1 to September 30, 2020	January 1 to September 14, 2021	January 1 to September 30, 2020
Revenue and Other Income
Energy revenue	$35,765	$33,376	$120,250	$96,025
Construction revenue	8	2,705	32	9,950
Amortization of intangibles and below-market contracts	(785)	(917)	(2,693)	(2,752)
Total Revenue and Other Income	34,988	35,164	117,589	103,223
Equity Investment Income, Net	6,451	2,558	19,777	6,005
Cost of Operations
Cost of energy	15,175	17,006	56,291	53,020
Cost of other revenues	8	2,576	30	9,476
Depreciation, amortization and accretion	4,634	7,801	15,948	23,381
Total Cost of Operations	19,817	27,383	72,269	85,877
Gain on disposal of assets	—	—	(1,347)	—
General and administrative expenses	20,678	5,303	33,737	14,934
Operating Income (Loss)	944	5,036	32,707	8,417
Other Income (Expense)
Interest expense, net	(2,053)	(4,765)	(10,729)	(14,429)
Gain (loss) on derivative contracts	574	261	1,129	(61)
Gain on extinguishment of debt	—	—	61,411	—
Other income	1	—	2	2
Total Other Income (Expenses)	(1,478)	(4,504)	51,813	(14,488)
Net Income (Loss)	(534)	532	84,520	(6,071)
Net income attributable to noncontrolling interest	—	22	289	61
Net Income (Loss) Attributable to Controlling Interest	$(534)	$510	$84,231	$(6,132)

(1)	Please refer to the Archaea Energy Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the Securities and Exchange Commission for the accompanying notes to the financial statements. The accompanying notes are an integral part of these consolidated financial statements.

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)

Consolidated Condensed Balance Sheets(1)

(in thousands)	December 31, 2020
ASSETS
Current Assets
Cash and cash equivalents	$14,257
Accounts receivable	20,727
Inventory	7,770
Prepaid expenses and other current assets	3,768
Assets held for sale	70,034
Total Current Assets	116,556
Property and equipment, net	70,759
Intangible assets, net	126,922
Equity method investments	77,993
Other noncurrent assets	689
Total Assets	$392,919

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable - trade	$1,570
Current portion of long-term debt, net	102,831
Accrued and other current liabilities	25,736
Liabilities held for sale	12,534
Total Current Liabilities	142,671
Long-term debt, net	136,593
Derivative liabilities	1,268
Below-market contracts	5,769
Asset retirement obligations	3,408
Other long-term liabilities	5,150
Total Liabilities	294,859
Commitments and Contingencies
Equity
Controlling interest
Class A units	299,327
Class B units	19,327
Class C units	1
Retained loss	(218,957)
Accumulated other comprehensive loss	(1,349)
Total Controlling Interest	98,349
Noncontrolling interest	(289)
Total Equity	98,060
Total Liabilities and Equity	$392,919

(1)	Please refer to the Archaea Energy Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the Securities and Exchange Commission for the accompanying notes to the financial statements. The accompanying notes are an integral part of these consolidated financial statements.

Reconciliation of Non-GAAP Measures

Combined Financial Measures

The following table calculates selected financial results presented on a combined basis for the three months ended September 30, 2021:

	Three Months Ended September 30, 2021
(in thousands)	Archaea Energy Inc.	Aria Energy LLC (Predecessor)	Combined
Revenue	$11,986	$34,988	$46,974
Equity Investment Income, Net	$879	$6,451	$7,330
Net Income (Loss)	$(21,341)	$(534)	$(21,875)

The following table calculates selected financial results presented on a combined basis for the nine months ended September 30, 2021:

	Nine Months Ended September 30, 2021
(in thousands)	Archaea Energy Inc.	Aria Energy LLC (Predecessor)	Combined
Revenue	$18,768	$117,589	$136,357
Equity Investment Income, Net	$879	$19,777	$20,656
Net Income (Loss)	$(31,770)	$84,520	$52,750

The Company’s results included elsewhere in this release include only the results of Archaea Energy LLC prior to the business combinations closing on September 15, 2021 and the results of the combined Company for the period from September 15 to September 30, 2021, which includes the operations of Archaea Energy LLC and Aria. Company results prior to the business combination date do not include Aria’s results. Aria’s financial information through September 14, 2021 is also presented elsewhere in this release. The Company has presented certain specified financial results on a “combined basis” as it believes it provides more meaningful information to investors. Financial information presented on a “combined basis” is the sum of the historical financial results of the Company for the full period shown and Aria for periods prior to the business combinations closing date, but only includes the impact of purchase accounting as of September 15, 2021. Please see the “Notes Regarding Financial Statement Presentation” section of this release and the Company’s Form 10-Q for the quarter ended September 30, 2021 filed with the Securities and Exchange Commission for additional details.

Combined net income (loss) as shown above is before net income (loss) attributable to noncontrolling interest. For information regarding net income (loss) attributable to Class A common stock, please see the Condensed Consolidated Statement of Operations included in this release.

Adjusted EBITDA

The following table reconciles Adjusted EBITDA to net income (loss) for the three months ended September 30, 2021:

	Three Months Ended September 30, 2021
(in thousands)	Archaea Energy Inc.	Aria Energy LLC (Predecessor)	Combined
Net Income (Loss)	$(21,341)	$(534)	$(21,875)
Adjustments:
Interest expense	$1,586	$2,053	$3,639
Depreciation, amortization and accretion	$3,142	$4,634	$7,776
EBITDA	$(16,613)	$6,153	$(10,460)

Amortization of intangibles and below-market contracts	$(205)	$785	$580
Amortization of equity method investments basis difference	$428	$—	$428
Net (gains) losses from changes in fair value of derivatives	$10,413	$(574)	$9,839
Share-based compensation	$2,708	$—	$2,708
Gain on disposal of assets	$—	$—	$—
Gain on extinguishment of debt	$—	$—	$—
Acquisition transaction costs	$2,748	$16,449	$19,197
Adjusted EBITDA	$(521)	$22,813	$22,291

Note: Totals may not sum due to rounding.

The following table reconciles Adjusted EBITDA to net income (loss) for the nine months ended September 30, 2021:

	Nine Months Ended September 30, 2021
(in thousands)	Archaea Energy Inc.	Aria Energy LLC (Predecessor)	Combined
Net Income (Loss)	$(31,770)	$84,520	$52,750
Adjustments:
Interest expense	$1,606	$10,729	$12,335
Depreciation, amortization and accretion	$4,077	$15,948	$20,025
EBITDA	$(26,088)	$111,197	$85,109

Amortization of intangibles and below-market contracts	$(205)	$2,693	$2,488
Amortization of equity method investments basis difference	$428	$—	$428
Net (gains) losses from changes in fair value of derivatives	$10,413	$(1,129)	$9,284
Share-based compensation	$2,886	$—	$2,886
Gain on disposal of assets	$—	$(1,347)	$(1,347)
Gain on extinguishment of debt	$—	$(61,411)	$(61,411)
Acquisition transaction costs	$2,748	$19,619	$22,367
Adjusted EBITDA	$(9,818)	$69,622	$59,804

Note: Totals may not sum due to rounding.

Adjusted EBITDA is commonly used as a supplemental financial measure by our management and external users of our consolidated financial statements to assess the financial performance of our assets without regard to financing methods, capital structures, or historical cost basis. Adjusted EBITDA is not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

We believe Adjusted EBITDA provides relevant and useful information to management, investors, and other users of our financial information in evaluating the effectiveness of our operating performance in a manner that is consistent with management’s evaluation of financial and operating performance.

Adjusted EBITDA is calculated by taking net income (loss), before taxes, interest expense, and depreciation, amortization and accretion, and adjusting for the effects of certain non-cash items, other non-operating income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, including gains and losses on disposal of assets, impairment charges, debt forbearance costs, changes in the fair value of derivatives, non-cash compensation expense, and non-recurring costs related to our business combinations. We believe the exclusion of these items enables investors and other users of our financial information to assess our sequential and year-over-year performance and operating trends on a more comparable basis and is consistent with management’s own evaluation of performance.

A reconciliation of expected full year 2021 combined Adjusted EBITDA to net income (loss), the closest U.S. GAAP financial measure, cannot be provided without unreasonable efforts due to the inherent difficulty in quantifying certain amounts, including changes in fair value of warrant derivatives, due to a variety of factors including the unpredictability of underlying price movements, which may be significant.